BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/15/06	METROPOLITAN WASH D C ARPTS AUTH A	400,000,000	10,000,000

Lehman Brothers; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Ferris Baker Watts, Inc.; M.R. Beal & Company; Merrill Lynch & Company; Morgan Keegan & Company, Inc.; Siebert Brandford Shank & Co., LLC; UBS Investment Bank

11/22/06	MASSACHUSETTS ST WTR POLLUTN ABATE	847,285,000	5,700,000

Bear, Stearns & Co. Inc.; Citigroup; JPMorgan; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Cabrera Capital Markets Inc.; Corby Capital Markets, Inc.; Fidelity Capital Markets Services; First Albany Capital Inc.; Goldman, Sachs & Co.; Jackson Securities Inc.; Lehman Brothers; Oppenheimer & Co., Inc.; Ramirez & Co, Inc.; Raymond James & Associates, Inc.; RBC Capital Markets; Roosevelt & Cross, Inc.; Siebert Brandford Shank & Co., LLC; Southwest Securities, Inc.; Sovereign Securities Corporation, LLC; Wachovia Bank, National Association

2/08/07	DALLAS TEX AREA RAPID TRAN	770,270,000	10,000,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/08/07	DALLAS TEX AREA RAPID TRAN SALES T	770,270,000	3,330,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

2/15/07	KENTUCKY ST PPTY & BLDGS COMMN REV	264,225,000	5,390,000

Morgan Stanley; Citigroup; Bear, Stearns & Co. Inc.; UBS Investment Bank; J.J.B. Hilliard, W.L. Lyons, Inc.; Morgan Keegan & Co., Inc.; NatCity Investments, Inc.; JP Morgan; Ross, Sinclaire & Associates, LLC; A.G. Edwards; Edward D. Jones & Co., L.P.; First Kentucky Securities Corp.; Seasongood & Mayer LLC; Merrill Lynch & Co.